(Indem, DOC)                                                        EXHIBIT 2.4


                              INDEMNIFICATION AGREEMENT


         INDEMNIFICATION AGREEMENT dated as of March 31, 1997 by (i) AMC Entertainment Inc., a Delaware corporation ("AMCE"), (ii) Stanley H. Durwood, individually, and as trustee of the 1992 Durwood, Inc. Voting Trust dated December 12, 1992 (the "1992 TRUST") and as trustee of the Trust created pursuant to the Stanley H. Durwood Trust Agreement dated August 14, 1989 (the "1989 TRUST"), Carol D. Journagan, Edward D. Durwood, Thomas A. Durwood, Elissa
D. Grodin, Brian H. Durwood and Peter J. Durwood (all persons and entities listed in this clause (ii) are referred to herein as the "DURWOOD PARTIES") and
(iii) Delta Properties, Inc., a Missouri corporation ("DELTA"). Capitalized terms used herein and not defined herein are used as defined in the Merger Agreement (as defined below).

         WHEREAS, contemporaneously with the execution and delivery hereof AMCE and Durwood, Inc., a Missouri corporation ("DI"), are entering into an Agreement and Plan of Merger and Reorganization dated as of the date hereof (the "MERGER AGREEMENT") pursuant to which, subject to the conditions and the terms contained therein, DI would merge with and into AMCE, with AMCE being the surviving corporation; and

         WHEREAS, the Durwood Parties are direct and indirect stockholders of DI and desire that the Merger be consummated; and

         WHEREAS, prior to or following the execution and delivery hereof, DI has transferred or will transfer to Delta certain of its assets and the Durwood Parties and DI would not be willing to enter into this Agreement unless Delta undertakes certain obligations set forth herein and in consideration for such transfer to it; and

         WHEREAS, the Registration Statement and Proxy Statement will contain information regarding AMCE, DI and certain Durwood Parties and entities and persons affiliated with the Durwood Parties; and

         WHEREAS, the Merger Agreement will contain representations, warranties, covenants and agreements of AMCE and DI; and

         WHEREAS, AMCE would not be willing to enter into the Merger Agreement and consummate the Merger, and the Durwood Parties would not be willing to cause DI to enter into the Merger Agreement and consummate the Merger, unless the parties hereto agree to indemnify each other on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants set forth herein, the parties hereto do hereby agree and covenant as follows:

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                                                                               2


         1.   INDEMNITIES REGARDING REGISTRATION STATEMENT AND PROXY STATEMENT.

         (a) Each Durwood Party severally agrees to provide AMCE with such information as to such Durwood Party as is necessary for AMCE to complete the Registration Statement and the Offering Materials (as defined below) in accordance with the requirements of the Securities Act. Each Durwood Party severally covenants that the information supplied or to be supplied by such Durwood Party (and, in the case of Stanley H. Durwood, the 1992 Trust and the 1989 Trust) in writing for inclusion in, and which is included in, the Registration Statement or any amendment or supplement thereto, or the Offering Materials which concerns such Durwood Party (the "DURWOOD PARTY INFORMATION"), will not, at the respective times such documents are filed with the SEC and at the Effective Time, and, in the case of the Registration Statement or any amendment or supplement thereto, when the same becomes effective, and, in the case of the Offering Materials, at the time of mailing thereof to AMCE's stockholders, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any Durwood Party Information regarding a Durwood Party included in any such document will be deemed to have been so supplied in writing by such Durwood Party specifically for inclusion therein if such document was available for review by such Durwood Party (or the legal counsel of such Durwood Party) a reasonable time before such document was filed and not objected to in writing by such Durwood Party prior to the filing thereof. If at any time prior to the Effective Time a Durwood Party obtains actual knowledge (without duty of investigation) of any event or circumstance relating to the Durwood Entities (as defined below) which should be set forth in an amendment or supplement to the Registration Statement or Offering Materials, as required by applicable law, such Durwood Party shall promptly inform AMCE. AMCE and its affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by each Durwood Party severally and in the case of Durwood Party Information concerning Stanley H. Durwood, the 1992 Trust or the 1989 Trust, by the SHD Indemnitors (as defined below), jointly and severally, for any and all Losses (as defined herein) actually suffered or incurred by them arising out of or resulting from any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Offering Materials, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with the Durwood Party Information supplied by such Durwood Party (or in the case of indemnification by the SHD Indemnitors, by any SHD Indemnitor).

         (b) Stanley H. Durwood, the 1992 Trust and the 1989 Trust (the "SHD INDEMNITORS") agree (jointly and severally) to provide AMCE with such information as to DI, Subsidiaries of DI (other than AMCE) and American Associated Enterprises, a Missouri limited partnership ("AAE") (DI, Subsidiaries of DI (other than AMCE) and AAE are referred to as the "DI PERSONS" and the Durwood Parties and the DI Persons are referred to as the "DURWOOD ENTITIES") as is necessary for AMCE to complete the Registration Statement and the Offering

Materials in accordance with the requirements of the Securities Act. The SHD Indemnitors covenant that the information supplied or to be supplied in writing for inclusion in, and which is included in, the Registration Statement or any amendment or supplement thereto, or the Offering Materials, which concerns the DI Persons (the "DI PERSON INFORMATION"), will not, at the respective times such documents are filed with the SEC and at the Effective Time, and, in the case of the Registration Statement or any amendment or supplement thereto, when the same becomes effective, and, in the case of the Offering Materials, at the time of mailing thereof to AMCE's stockholders, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any DI Person Information included in any such document will be deemed to have been so supplied in writing specifically for inclusion therein if such document was available for review by Stanley H. Durwood (or his legal counsel) a reasonable time before such document was filed and not objected to in writing by Stanley H. Durwood prior to the filing thereof. AMCE and its affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by the SHD Indemnitors (jointly and severally) for any and all Losses actually suffered or incurred by them arising out of or resulting from any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Offering Materials, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with the DI Person Information.

         (c) Each Durwood Party (other than the SHD Indemnitors) shall be indemnified and held harmless by AMCE for any and all Losses actually suffered or incurred by them arising out of or resulting from any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Offering Materials, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except to the extent that the statement or omission was made in reliance upon and in conformity with the Durwood Party Information or the DI Person Information.

         (d) As used herein, "OFFERING MATERIALS" means the Proxy Statement and prospectus relating to the Merger included in the Registration Statement, and each of the other documents mailed to stockholders of AMCE in connection with the Merger.

         (e) If for any reason, other than in accordance with the terms of this Section 1, the indemnification provided for in this Section 1 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any Losses referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect its relative fault in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations, but not in excess of amounts, if any, such indemnifying party would have been required to pay if such indemnification had been available. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Durwood Parties agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable consideration referred to above in this subsection (e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (f) The obligations of AMCE under this Section 1 shall be in addition to any liability which AMCE may otherwise have, and the obligations of the Durwood Parties under this Section 1 shall be in addition to any liability which the Durwood Parties may otherwise have.

         (g)  The obligations of AMCE and the Durwood Parties under this
Section 1 shall terminate on the Termination Date (as defined below), except that such obligations shall survive in respect to any claim for indemnification made under this Section 1 prior to the Termination Date until such claim for indemnification is finally resolved. As used herein "TERMINATION DATE" means the March 31 that is two years after the March 31 occurring immediately after the date on which the Effective Time occurs.

         2.   INDEMNIFICATION FOR BREACHES OF MERGER AGREEMENT AND LIABILITIES.

         (a) If the Effective Time occurs, AMCE shall indemnify and hold harmless the Durwood Parties (other than the SHD Indemnitors) and their Permitted Assignees (as defined in the form of Registration Agreement attached as Exhibit C to the Merger Agreement) against and in respect of any and all liabilities, losses, damages, claims, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) determined on a net after-tax basis ("LOSSES") which may be incurred by such Durwood Parties or Permitted Assignees based upon, resulting from or arising out of the breach of any representation, warranty, covenant or agreement of AMCE contained in the Merger Agreement (for this purpose, and notwithstanding Section 6.5 of the Merger Agreement, as if all representations, warranties, covenants and agreements had survived the consummation of the Merger).

         (b) If the Effective Time occurs, the SHD Indemnitors shall (jointly and severally) indemnify and hold harmless AMCE against and in respect of any and all Losses which may be incurred by AMCE (i) based upon, resulting from or arising out of the breach of any representation, warranty, covenant or agreement of DI contained in the Merger Agreement (for this purpose, and notwithstanding
Section 6.5 of the Merger Agreement, as if all representations, warranties, covenants and agreements had survived the consummation of the Merger) or (ii) based upon, resulting from, arising out of or constituting any liability or obligation of DI or its Subsidiaries, known or unknown, fixed, contingent or otherwise.

         (c) If the Effective Time occurs, the SHD Indemnitors and Delta shall (jointly and severally) pay and indemnify and hold harmless AMCE from and against all of DI's Expenses and one-half of AMCE's Expenses.

         (d) If the Effective Time occurs, the SHD Indemnitors shall (jointly and severally) indemnify and hold harmless AMCE from and against, (i) any Taxes attributable to DI or any of its Subsidiaries for taxable periods ending on or prior to the Effective Time, including without limitation any Taxes attributable to the transactions contemplated by the Pre-Merger Action Plan, and (ii) all Losses incurred by AMCE in connection therewith. For purposes of this Agreement, "Taxes" shall mean all taxes, including, without limitation, all net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes and customs duties of any kind whatsoever, together with any interest, penalties and additions to tax or additional amounts relating thereto, imposed by any governmental authority (domestic or foreign).

         (e) If the Effective Time does not occur, the SHD Indemnitors and Delta shall (jointly and severally) indemnify and hold harmless AMCE against and in respect of Losses which may be incurred by AMCE as a result of the breach by DI of any representation, warranty, covenant or agreement in the Merger Agreement (without regard to Section 6.4 thereof).

         (f) If the Effective Time occurs, each Durwood Party shall (severally and not jointly) indemnify and hold harmless AMCE against and in respect of Losses which may be incurred by AMCE as a result of the breach by such Durwood Party of a representation, warranty, covenant or agreement contained in Article VI of the Stock Agreement.

         (g) Each SHD Indemnitor agrees that he or it will not transfer Voting Securities (as defined in the Stock Agreement) to any person or entity (other than in the Secondary Offering (as defined in the form of Stock Agreement attached as Exhibit B to the Merger Agreement), to a Charitable Assignee (as defined below) or otherwise in arms-length sales for fair consideration) unless the transferee agrees by instrument in form and substance satisfactory to AMCE to be bound by the provisions of this Agreement as an SHD Indemnitor and to guarantee the performance by Stanley H. Durwood, the 1992 Trust and the 1989 Trust of their obligations under this Agreement and under Section 5 of the Registration Agreement and Section 5.3 of the Stock Agreement (an "INSTRUMENT"); PROVIDED, HOWEVER, that an SHD Indemnitor may not transfer more than 5% of the shares of AMCE Class B Stock or AMCE Common Stock received by it in the Merger (or AMCE Common Stock received upon conversion of such AMCE Class B Stock) to Charitable Assignees unless the Charitable Assignees receiving shares in excess of such threshold enter into an Instrument. As used herein, a "CHARITABLE ASSIGNEE" of a Stockholder shall mean any charitable organization, including charitable remainder and charitable lead trusts, a transfer of property to which by such Stockholder would qualify, at least in part, for an income, gift or estate tax charitable deduction under the Tax Code.

         (i)  The obligations of AMCE, Delta and the Durwood Parties under this
Section 2 shall terminate on the Termination Date, except that such obligations shall survive in respect to any claim for indemnification made under this
Section 2 prior to the Termination Date until such claim for indemnification is finally resolved.

         (j) AMCE agrees that it will not seek to hold Delta's stockholders liable (in their capacities as such) for Delta's obligations under or arising from this Agreement, the Merger Agreement, the Stock Agreement or the Registration Agreement or the transactions contemplated hereby or thereby.

         3.   PROCEDURE FOR INDEMNIFICATION.

         (a) The party seeking indemnification pursuant to Sections 1 or 2 is referred to as the "INDEMNIFIED PARTY" and the party from whom indemnification is sought under Sections 1 or 2 is referred to as the "INDEMNIFYING PARTY."

         (b) The Indemnified Party shall give prompt written notice to the Indemnifying Party of any claim for indemnification under Sections 1 or 2 above relating to a claim or demand of a third party with respect to which it is seeking indemnification hereunder. The failure to give such prompt notice shall not relieve the Indemnifying Party of its indemnity obligations hereunder with respect thereto, except to the extent that the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party shall have the right to defend and to direct the defense against any such claim or demand (other than one made pursuant to Section 2(d)), in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party, and with the counsel selected by the Indemnifying Party and approved by the Indemnified Party (such approval not to be unreasonably withheld), PROVIDED that the Indemnifying Party may not settle or compromise any such claim or demand without the consent of the Indemnified Party (which consent may not be unreasonably withheld) if injunctive or other equitable relief would be imposed against the Indemnified Party as a result thereof. Notwithstanding anything in this Agreement to the contrary, the Indemnified Party shall cooperate with the Indemnifying Party, and keep the Indemnifying Party fully informed in the defense of such claim or demand. The Indemnified Party shall have the right to participate in the defense of any claim or demand with counsel employed by it at the expense of the Indemnified Party. The Indemnifying Party shall have no indemnification obligations with respect to any such claim or demand which shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party.

         4.   OTHER AGREEMENTS

              (a) NO AMENDMENT. The Durwood Parties covenant that the Durwood Family Settlement Agreement dated as of January 22, 1996 by and among Stanley H. Durwood, in the capacities specified therein, Carol D. Journagan, Edward D. Durwood, Thomas A. Durwood, Elissa D. Grodin, Brian H. Durwood and Peter J. Durwood (the "DURWOOD FAMILY AGREEMENT") will not be amended without the prior written consent of AMCE, which consent will not be unreasonably withheld. Each Durwood Party hereby represents and warrants to AMCE that attached hereto as EXHIBIT A is a true, correct and complete copy of the Durwood Family Agreement as in effect on the date hereof.

              (b) EXECUTION OF OTHER AGREEMENTS. Each Durwood Party agrees to execute and deliver (and to cause Delta to execute and deliver) the Stock Agreement and the Registration Agreement at the Closing.

              (c) ESCROW AGREEMENT. Each Durwood Party agrees that at the Closing it will execute and deliver an Escrow Agreement substantially in the form of Exhibit B hereto pursuant to which such Durwood Party shall deposit in escrow 50% of the shares of AMCE Common Stock and AMCE Class B Stock received in the Merger by such Durwood Party (plus, in the case of Stanley H. Durwood, the 1989 Trust and the 1992 Trust, collectively, a number of shares of AMCE Class B Stock equal to the sum of (x) 65% of the number of shares of AMCE Common Stock received by Harvard in the Merger, plus (y) a number of shares of AMCE Class B Stock equal to the Specified Percentage (as defined in the form of Stock Agreement attached as Exhibit B to the Merger Agreement) of the total number of shares of AMCE Class B Stock and AMCE Common Stock issued in the Merger). Such shares shall be held in Escrow for a period of two years from the date of the Closing. Such Durwood Party shall retain the right to vote (subject to the Stock Agreement) and be entitled to receive all cash dividends or other distributions paid in respect of shares deposited in Escrow, but all dividends paid in capital stock of AMCE or other securities shall be held in Escrow until the end of such two-year period.

              (d) NO TRANSFERS. Each Durwood Party agrees that except as set forth in the Pre-Merger Action Plan, prior to the Merger it will not directly or indirectly transfer any interest he, she or it has in DI, AAE or AMCE, including without limitation any right to receive shares of AMCE Common Stock or AMCE Class B Stock in the Merger.

              (e) APPLICATION OF CREDIT AMOUNTS. Credit Amounts (as defined below) outstanding from time to time shall be applied to satisfy (to the extent of the Credit Amounts then outstanding) the obligations of the SHD Indemnitors pursuant to Sections 2(c) and 2(e) of this Agreement, Section 4 of the Registration Agreement and Section 5.3 of the Stock Agreement (the "SPECIFIED SECTIONS"). As promptly as practicable following the Termination Date, AMCE shall pay to the SHD Indemnitors an amount equal to the Credit Amount then outstanding (and not applied to satisfy liabilities under the Specified Sections), provided that in the event AMCE has made claims pursuant to the Specified Sections prior to such date that have not been resolved, AMCE may withhold from such payment the amount of such claims until such claims are finally resolved (whereupon it shall as promptly as practicable pay to the SHD Indemnitors any portion of such Credit Amounts not applied to such claims). In the event that a Credit Amount arises after the Termination Date, AMCE shall promptly pay to the SHD Indemnitors the amount of such Credit Amount. All payments to SHD Indemnitors pursuant to this paragraph
         (e) shall be made pro rata based on the total number of shares of AMCE Class B Stock received by each SHD Indemnitor in the Merger. As used herein, "CREDIT AMOUNTS" shall mean the amounts of any net tax benefit, as and when finally determined, actually realized by AMCE from time to time following the Merger solely as a result of (and which would not have been realized but for) (i) the utilization by AMCE for federal income tax purposes of DI's alternative minimum tax credit carryforwards and (ii) the utilization by AMCE for Missouri income tax purposes of DI's Missouri net operating loss carryforwards.

              (f) DI TAX RETURNS. Without limiting the obligations of the SHD Indemnitors pursuant to Section 2(d) above, AMCE will cause to be prepared and filed (at the expense of the SHD Indemnitors) all income tax returns of DI not heretofore filed, and the Durwood Parties and Delta shall make available to AMCE all books and records of DI necessary in the preparation of such returns. The SHD Indemnitors shall pay all Taxes due and payable under such returns.

         5.   REPRESENTATIONS AND WARRANTIES.

         (a) REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS: Each Durwood Party and Delta, severally, as to himself, herself or itself, and not jointly, hereby represents and warrants to AMCE as follows:

         (i) Such Durwood Party (or Delta, as the case may be) has full legal right, power and authority to enter into and perform this Agreement. This Agreement is a valid and binding obligation of such Durwood Party (or Delta, as the case may be) enforceable against such Durwood Party (or Delta, as the case may be) in accordance with its terms, except that such enforcement may be subject to (x) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

         (ii) Neither the execution and delivery of this Agreement nor the consummation by such Durwood Party (or Delta, as the case may be) of the transactions contemplated hereby conflicts with or constitutes a violation of or default under any statute, law, regulation, order or decree applicable to such Durwood Party (or Delta, as the case may be), or any material contract, commitment, agreement, arrangement or restriction of any kind to which such Durwood Party (or Delta, as the case may be) is a party or by which such Durwood Party (or Delta, as the case may be) is bound.

         (b) REPRESENTATIONS AND WARRANTIES OF AMCE. AMCE hereby represents and warrants to the Durwood Parties as follows:

         (i) AMCE has full legal right, power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement and the consummation by AMCE of the transactions contemplated hereby have been duly authorized by all necessary corporate action on behalf of AMCE. This Agreement is a valid and binding obligation of AMCE enforceable against AMCE in accordance with its terms, except that such enforcement may be subject to (x) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

         (ii) Neither the execution and delivery of this Agreement by AMCE nor the consummation by AMCE of the transactions contemplated hereby conflicts with or constitutes a violation of or default under the charter or bylaws of AMCE, any statute, law, regulation, order or decree applicable to AMCE, or any material contract, commitment, agreement, arrangement or restriction of any kind to which AMCE is a party or by which AMCE is bound.

         6. NOTICES. Any notice, request, consent, waiver or other communication required or permitted hereunder shall be effective only if it is in writing and personally delivered or sent by certified or registered mail, postage prepaid, addressed as follows:

To:  AMC Entertainment Inc.:      Suite 1700 Power & Light Bldg.
                                  106 West 14th Street
                                  Post Office Box 419615
                                  Kansas City, MO 64141-6615
                                  Attention:  Corporate Secretary

To:  any Durwood Party:           to the address set forth next to
                                  such Durwood Party's name on
                                  the signature page hereof

To:  Delta Properties, Inc.:      Suite 1700 Power & Light Bldg.
                                  106 West 14th Street
                                  P.O. Box 419615
                                  Kansas City, MO  64141-6615
                                  Attention:  Corporate Secretary

or such other address as may be specified in a notice duly given as provided herein. Such notice or communication shall be deemed to have been given upon receipt thereof. Information copies of all notices given a Durwood Party (other than Stanley H. Durwood, the 1992 Trust or the 1989 Trust) or Delta shall be given to:

                                  Robert C. Kopple, Esq.
                                  Kopple & Klinger
                                  2029 Century Park East
                                  Suite 1040
                                  Los Angeles, A 90067

                                  Glenn Kurlander, Esq.
                                  Schiff Hardin & Waite
                                  150 East 52nd Street
                                  Suite 2900
                                  New York, New York 10022

         Information copies of all notices given to Stanley H. Durwood, the 1992 Trust, the 1989 Trust or Delta should be given to:

                                  Raymond F. Beagle, Jr., Esq.
                                  Lathrop & Gage L.C.
                                  2345 Grand Boulevard, 24th Floor
                                  Kansas City, Missouri 64108-2684

         Information copies of all notices given to AMCE shall be given to:

                                  Charles J. Egan, Jr., Esq.
                                  Hallmark Cards, Incorporated
                                  2501 McGee Trafficway
                                  Kansas City, MO 64141-6126

                                  The Honorable Paul E. Vardeman
                                  Polsinelli, White, Vardeman & Shalton
                                  Suite 1000, Plaza Steppes
                                  700 West 47th Street
                                  Kansas City, MO 64112-1802

         7. WAIVER. No delay or failure on the part of any party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder.

         8. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs, legatees, devisees, and personal and legal representations.

         9. ENTIRE AGREEMENT. This Agreement, the Merger Agreement, the Registration Agreement and the Stock Agreement and, with respect to the Durwood Parties only, the Durwood Family Agreement constitute the entire agreement among the parties hereto pertaining to the subject matter hereof. This Agreement supersedes all prior or contemporaneous, written or verbal agreements, understandings and negotiations in connection herewith, except that the Durwood Family Agreement shall not be deemed to be amended by this Agreement and shall remain in full force and effect.

         10. AMENDMENTS. This Agreement cannot be modified, amended or terminated, except as provided by an instrument in writing signed by all the parties hereto; PROVIDED, HOWEVER, that any provision of this Agreement may be waived only in writing by the party to be charged with the waiver.

         11. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable and binding on the parties.

         12.  GOVERNING LAW; CONSENT TO JURISDICTION.

         (a) This Agreement shall be construed in accordance with, and governed by, the laws of the State of Missouri without giving the effect to conflicts of laws principles thereof.

         (b) Each party hereto hereby consents to, and confers exclusive jurisdiction upon, the courts of the State of Missouri and the Federal courts of the United States of America located in the City of Kansas City, Missouri, and appropriate appellate courts therefrom, over any action, suit or proceeding arising out of or relating to this Agreement. Each party covenants that it will not commence any action, suit or proceeding arising out of or relating to this Agreement in any other jurisdiction. Nothing in this paragraph shall affect the rights of a party to enforce a judgment rendered by the courts referred to in the first sentence of this paragraph in any other jurisdiction. Each party hereto hereby waives, and agrees not to assert, as a defense in any such action, suit or proceeding that it is not subject to such jurisdiction or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement may not be enforced in or by said courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Service of process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the State of Missouri, by mailing a copy thereof by registered or certified mail, postage prepaid, to such party at its address provided in
Section 6 of this Agreement, provided that service of process may be accomplished in any other manner permitted by applicable law.

         13. HEADINGS. The headings to the paragraphs to this Agreement are for convenience only and in no way define, limit or describe the scope or intent of this Agreement or any party hereto, nor in any other way affect this Agreement or any part hereof.

         14. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same agreement.

         15. ASSIGNMENT. Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any party hereto without the prior written consent of the other party.

         IN WITNESS WHEREOF, this Agreement has been signed on behalf of AMC Entertainment Inc. by Peter C. Brown, its President, by Delta and by each Durwood Party, respectively, on the date first above written.


                                     AMC ENTERTAINMENT INC.

                                     By: /s/ Peter C. Brown
                                        ----------------------------------------

                                     DELTA PROPERTIES, INC.

                                     By: /s/ Peter C. Brown
                                        ----------------------------------------

Suite 1700
Power & Light Building
106 West 14th Street                  /s/ Stanley H. Durwood
P.O. Box 419615                      -------------------------------------------
Kansas City, Missouri 64141-6615      Stanley H. Durwood

                                      /s/  Carol D. Journagan
1323 Granite Creek Drive             -------------------------------------------
Blue Springs, MO 64015                Carol D. Journagan

                                      /s/ Edward D. Durwood
3001 West 68th Street                -------------------------------------------
Shawnee Mission, KS 66208             Edward D. Durwood

                                      /s/  Thomas A. Durwood
P.O. Box 7208                        -------------------------------------------
Rancho Santa Fe, CA 92067             Thomas A. Durwood

                                      /s/  Elissa D. Grodin
187 Chestnut Hill Road               -------------------------------------------
Wilton, CT 06897                      Elissa D. Grodin

                                      /s/ Brian H. Durwood
655 N.W. Altishan Place              -------------------------------------------
Beaverton, OR 97006                   Brian H. Durwood

                                      /s/ Peter J. Durwood
666 West End Avenue                  -------------------------------------------
New York, NY 10025                    Peter J. Durwood

Suite 1700
Power & Light Building
106 West 14th Street                  /s/ Stanley H. Durwood
P.O. Box 419615                      -------------------------------------------
Kansas City, Missouri 64141-6615      Stanley H. Durwood, as trustee of the 1992
                                      Trust

Suite 1700
Power & Light Building
106 West 14th Street                  /s/ Stanley H. Durwood
P.O. Box 419615                      -------------------------------------------
Kansas City, Missouri 64141-6615      Stanley H. Durwood, as trustee of the 1989
                                      Trust

                                         EXHIBIT B TO INDEMNIFICATION AGREEMENT


                                   ESCROW AGREEMENT

         This Escrow Agreement is entered into on [date], by and among (i) AMC Entertainment Inc., a Delaware corporation ("AMCE"), (ii) Stanley H. Durwood, individually, and as trustee of the 1992 Durwood, Inc. Voting Trust dated December 12, 1992 (the "1992 TRUST") and as trustee of the Trust created pursuant to the Stanley H. Durwood Trust Agreement dated August 14, 1989 (the "1989 TRUST"), Carol D. Journagan, Edward D. Durwood, Thomas A. Durwood, Elissa
D. Grodin, Brian H. Durwood and Peter J. Durwood (all persons and entities listed in this clause (ii) are referred to herein as the "DURWOOD PARTIES") and
(iii)______, a ______ corporation (the "ESCROW AGENT").

         WHEREAS, AMCE, the Durwood Parties and Delta Properties, Inc., a Missouri corporation, are parties to an Indemnification Agreement dated as of [insert date] (the "INDEMNIFICATION AGREEMENT"); and

         WHEREAS, Section 4(c) of the Indemnification Agreement provides that certain shares of AMCE Common Stock and AMCE Class B Stock be deposited in escrow for two years; and

         WHEREAS, the Escrow Agent is willing to establish an escrow account on the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

         1. The Escrow Agent hereby acknowledges receipt of certificates representing the shares of AMCE Common Stock and Class B Stock listed on Exhibit A hereto (the "SHARES") from the Durwood Party whose name is set forth next to such Shares on Exhibit A, in escrow, pursuant to this Escrow Agreement. The Durwood Parties placing Shares in escrow is referred to herein as the "OWNER" of such Shares and of all Additional Shares (as defined below) issued or paid as dividends or other distributions thereon. The Escrow Agent agrees to hold and dispose of the Shares and any Additional Shares in accordance with the terms and conditions of this Escrow Agreement.

         2. The Escrow Agent shall hold the Shares and all shares of capital stock of AMCE or other securities issued or paid as dividends or other distributions on the Shares ("ADDITIONAL SHARES") and release them only as set forth in Section 3 below.

         All dividends and other distributions (other than Additional Shares) on Shares received by the Escrow Agent will be immediately distributed to the Owner of such Shares. Each Durwood Party severally agrees to immediately forward the Escrow Agent for deposit in escrow all Additional Shares received by such Durwood Party while the relevant Shares remain in escrow hereunder.

         The Escrow Agent shall maintain a ledger setting forth the number of Shares placed in escrow by each Durwood Party and all Additional Shares issued in respect of such Shares and deposited in escrow.

         3. The Escrow Agent shall distribute the Shares and Additional Shares as follows:

         (a) Subject to paragraphs (b) and (c) below, all Shares and Additional Shares shall be released from escrow and distributed to the Durwood Party that is the Owner thereof promptly following the second anniversary of the date hereof.

         (b) Shares and Additional Shares shall be released from escrow, in whole or in part, from time to time upon the Escrow Agent's receipt of a joint written notice of AMCE and the Durwood Party that is the Owner of such Shares and Additional Shares in accordance with such notice.

         (c) If the Escrow Agent is notified of a claim against or in respect of Shares or Additional Shares or if a claim is made against the Escrow Agent in respect of Shares or Additional Shares, such Shares and Additional Shares shall continue to be held, and not released from escrow, except pursuant to the final unappealable order (or an order for which the time to appeal has expired without an appeal having been made ) of a court of competent jurisdiction.

         4. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature. It is further agreed that:

         (a) the Escrow Agent may conclusively rely and shall be protected in acting or refraining from acting upon any document, instrument, certificate, instruction or signature believed by it to be genuine and may assume and shall be protected in assuming that any person purporting to give any notice or instructions in accordance with this Escrow Agreement or in connection with any transaction to which this Escrow Agreement relates has been duly authorized to do so. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to have executed any such document or instrument or have made any such signature or purporting to give any such notice or instructions;

         (b) in the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Shares and Additional Shares which, in its sole opinion, are in conflict with either other instructions received by it or any provision of the Escrow Agreement, it shall, without liability of any kind, be entitled to hold the Shares and Additional Shares pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise, or the Escrow Agent, at its option, may, in final satisfaction of its duties hereunder, deposit the relevant Shares and Additional Shares with the clerk of any other court of competent jurisdiction;

         (c) the Escrow Agent undertakes to perform only such duties as are expressly set forth herein and shall not be bound in any way by any agreement between AMCE and the Durwood Parties (whether or not the Escrow Agent has knowledge thereof);

         (d) The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Escrow Agreement (provided that the Escrow Agent shall be liable for its gross negligence and willful misconduct), and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel; and

         (e) the Escrow Agent shall not assume any responsibility or liability for any transactions between AMCE and the Durwood Parties.

         5. AMCE agrees to indemnify the Escrow Agent, its directors, officers, agents and employees and any person who "controls" the Escrow Agent within the meaning of Section 15 of the Securities Act of 1933, as amended (collectively the "INDEMNIFIED PARTIES") against, and hold them harmless from, any and all loss, liability, cost, damage and expense, including, without limitation, costs of investigation and reasonable counsel fees and expenses, which any of the Indemnified Parties may suffer or incur by reason of any action, claim or proceeding brought against any of the Indemnified Parties, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, other than any action, claim or proceeding to the extent resulting from the gross negligence or willful misconduct of such Indemnified Party. The provisions of this paragraph shall survive the termination of this Escrow Agreement.

         6. This Escrow Agreement may be altered, amended or terminated only with the written consent of AMCE, the Durwood Parties and the Escrow Agent. Should AMCE and the Durwood Parties attempt to change this Escrow Agreement in a manner which, in the Escrow Agent's sole opinion, is undesirable, the Escrow Agent may resign as Escrow Agent upon two weeks' written notice to AMCE and the Durwood Parties; otherwise, notwithstanding any provision hereof to the contrary, it may resign as Escrow Agent at any time upon 60 days' written notice to AMCE and the Durwood Parties. In the case of the Escrow Agent's resignation, its only duty shall be to hold and dispose of the Shares and Additional Shares in accordance with the original provisions of this Escrow Agreement until a successor escrow agent shall be appointed by AMCE and the Durwood Parties acting by majority vote (in which each such party shall have one vote) and a written notice of the name and address of such successor escrow agent shall be given to the Escrow Agent by AMCE and the Durwood Parties, whereupon the Escrow Agent's only duty shall be to turn over, in accordance with the written instructions of AMCE and the Durwood Parties, to the successor escrow agent the Shares and Additional Shares and any documentation related thereto. In the event that a successor escrow agent shall not have been appointed and the Escrow Agent shall not have turned over to the successor escrow agent the Shares and Additional Shares within the time periods specified above, or the Escrow Agent's written notice of resignation, as the case may be, the Escrow Agent may deposit the Shares and Additional Shares with the clerk of any other court of competent jurisdiction, at which time the Escrow Agent's duties hereunder shall terminate.

         7. The Escrow Agent shall be entitled to a fee of [fees to be inserted]. The fees will be payable by AMCE.

         8. THIS ESCROW AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF __________ WITHOUT APPLICATION TO THE PRINCIPLES OF CONFLICTS OF LAWS. This Escrow Agreement shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Escrow Agreement shall be void (as against the Escrow Agent or otherwise) unless:

         (a) written notice thereof shall be given to the Escrow Agent, AMCE and the Durwood Parties; and

         (b) the Escrow Agent, AMCE and the Durwood Parties shall have consented, in writing, to such assignment or transfer.

         9. All notices, requests, demands and other communications to be given in connection with this Escrow Agreement shall be in writing, shall be delivered by hand, overnight delivery service or by facsimile transmission, shall be deemed given when received and shall be addressed to the Escrow Agent at the address listed below or to AMCE and the Durwood Parties at the respective addresses listed on the signature pages or to such other addresses as they shall designate from time to time in writing, forwarded in like manner; PROVIDED, HOWEVER, that if any notice given by telecopy is received other than during the regular business hours of the recipient, it shall be deemed to have been given on the opening of business on the next business day of the recipient

         If to the Escrow Agent:

                                     [name]
                                     [address]
                                     Attention:
                                     Telecopier No.:

         Information copies of all notices given a Durwood party (other than Stanley H. Durwood, the 1992 Trust or the 1989 Trust) shall be given to:

                                       Robert C. Kopple, Esq.
                                       Kopple & Klinger
                                       2029 Century Park East
                                       Suite 1040
                                       Los Angeles, A 90067

                                       Glenn Kurlander, Esq.
                                       Schiff Hardin & Waite
                                       Schiff Hardin & Waite
                                       150 East 52nd Street
                                       Suite 2900
                                       New York, New York 10022

         Information copies of all notices given to Stanley H. Durwood, the 1992 Trust or the 1989 Trust should be given to:

                                       Raymond F. Beagle, Jr., Esq.
                                       Lathrop & Gage L.C.
                                       2345 Grand Boulevard, 24th Floor
                                       Kansas City, Missouri 64108-2684

         Information copies of all notices given to AMCE shall be given to:

                                       Charles J. Egan, Jr., Esq.
                                       Hallmark Cards, Incorporated
                                       2501 McGee Trafficway
                                       Kansas City, MO 64141-6126

                                       The Honorable Paul E. Vardeman
                                       Polsinelli, White, Vardeman & Shalton
                                       Suite 1000, Plaza Steppes
                                       700 West 47th Street
                                       Kansas City, MO 64112-1802

         10. If any provision of this Escrow Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Escrow Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

         11. This Escrow Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts or instruments shall constitute one agreement, binding on all the parties hereto.

         12. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

         IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement as of the day and year first above written.


                                       [Escrow Agent]


                                       By:
                                          --------------------------------
                                           Name:
                                           Title:

Suite 1700
Power & Light Building                 AMC ENTERTAINMENT INC.
106 West 14th Street
P.O. Box 419615                        By:
Kansas City, Missouri 64141-6615          --------------------------------

Suite 1700
Power & Light Building
106 West 14th Street
P.O. Box 419615                        -----------------------------------
Kansas City, Missouri 64141-6615        Stanley H. Durwood


1323 Granite Creek Drive               -----------------------------------
Blue Springs, MO 64015                  Carol D. Journagan


3001 West 68th Street                  -----------------------------------
Shawnee Mission, KS 66208               Edward D. Durwood


P.O. Box 7208                          -----------------------------------
Rancho Santa Fe, CA 92067               Thomas A. Durwood


187 Chestnut Hill Road                 -----------------------------------
Wilton, CT 06897                        Elissa D. Grodin

655 N.W. Altishan Place                -----------------------------------
Beaverton, OR 97006                     Brian H. Durwood


666 West End Avenue                    -----------------------------------
New York, NY 10025                      Peter J. Durwood


Suite 1700
Power & Light Building
106 West 14th Street
P.O. Box 419615                        -----------------------------------
Kansas City, Missouri 64141-6615        Stanley H. Durwood, as trustee of
                                        the 1992 Trust


Suite 1700
Power & Light Building
106 West 14th Street
P.O. Box 419615                        -----------------------------------
Kansas City, Missouri 64141-6615        Stanley H. Durwood, as trustee of
                                        the 1989 Trust

                                   EXHIBIT A


NAMES                                SHARES